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                                                                    Exhibit 10.1

                DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT
                       UNDER 2000 HELMERICH & PAYNE, INC.
                              STOCK INCENTIVE PLAN


     THIS DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of the ____ day of _________, 2002 (the "Date of Grant") at Tulsa, Oklahoma by and between ______________ (the "Participant") and Helmerich & Payne, Inc. (the "Company"):

                              W I T N E S S E T H:

     WHEREAS, Participant is a director of the Company, and it is important to the Company that Participant be encouraged to remain in the service of the Company; and

     WHEREAS, in recognition of such facts, the Company desires to provide to Participant an opportunity to purchase shares of the Common Stock of the Company, as hereinafter provided, pursuant to the "Helmerich & Payne, Inc. 2000 Stock Incentive Plan" (the "Plan"), a copy of which has been provided to Participant; and

     WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, Participant and the Company hereby agree as follows:

     SECTION 1. Grant of Stock Option. The Company hereby grants to Participant a nonqualified stock option (the "Stock Option") to purchase all or any part of __________ shares of its Common Stock, par value $.10 (the "Stock"), under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part hereof for all purposes. The purchase price for each share to be purchased hereunder shall be _______________ (the "Option Price") which equals the Fair Market Value of the Common Stock covered by this Stock Option on the Date of Grant.

     SECTION 2. Vesting. Subject to the applicable provisions of the Plan and this Option Agreement, Participant's Stock Option shall be fully vested and immediately exercisable on the Date of Grant.

     SECTION 3. Term of Stock Option. Subject to earlier termination as provided in this Option Agreement or in the Plan, the Stock Option shall expire at the close of business ten years from the Date of Grant and may not be exercised after such expiration date.

     SECTION 4. Transferability of Stock Option.

     (a) General. Except as provided in Section 4(b) hereof, the Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of Participant, only by Participant. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above and in Section 4(b) hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

     (b) Limited Transferability of Stock Options. The Stock Options may be transferred by Participant to (i) the ex-spouse of Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners; provided that there may be no consideration for any such transfer and subsequent transfers of transferred Transferred Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 4(b) the term "Participant" shall

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be deemed to refer to the transferee. No transfer pursuant to this Section 4(b)
shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request.

     SECTION 5. Timing of Exercise Upon Termination of Service. Upon Participant's termination of service as a director of the Company, Participant, or the representative of a deceased Participant, shall be entitled to exercise the Stock Option during the remaining term of the Stock Option.

     SECTION 6. Method of Exercising Stock Option.

     (a) Procedures for Exercise. The manner of exercising the Stock Option herein granted shall be by written notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and shall be signed by the person so exercising the Stock Option.

     (b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany Participant's notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, draft or money order payable to the order of the Company; (ii) by delivering Stock having a Fair Market Value on the date of payment equal to the amount of the Option Price but only to the extent such exercise of an Option would not result in an accounting charge with respect to the use of such shares to pay the Option Price; or (iii) a combination thereof. In addition to the foregoing procedure which may be available for the exercise of the Stock Option, Participant may deliver to the Company a notice of exercise which includes an irrevocable instruction to the Company to deliver the Stock certificate representing the shares of Stock being purchased, issued in the name of Participant, to a broker approved by the Company and authorized to trade in the Common Stock of the Company. Upon receipt of such notice, the Company shall acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual Stock certificate with respect to the exercise of the Stock Option, the broker may sell the Stock or any portion thereof. The broker shall deliver directly to the Company that portion of the sales proceeds sufficient to cover the Option Price and withholding taxes, if any. For all purposes of effecting the exercise of the Stock Option, the date on which Participant gives the notice of exercise to the Company, together with payment for the shares of Stock being purchased and any applicable withholding taxes, shall be the "date of exercise." If a notice of exercise and payment are delivered at different times, the date of exercise shall be the date the Company first has in its possession both the notice and full payment as provided herein.

     (c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 6, by any person due to the death of Participant, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Secretary of the Company at Utica at Twenty-First, Tulsa, Oklahoma 74114, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

     SECTION 7. Securities Law Restrictions. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, Participant, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. Participant acknowledges that any Stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

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     SECTION 8. Notices. All notices or other communications relating to the
Plan and this Option Agreement as it relates to Participant shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to Participant at the then current address as maintained by the Company or such other address as Participant may advise the Company in writing.

     SECTION 9. Conflicts. In the event of any conflicts between this Option Agreement and the Plan, the Plan shall control. In the event any provision hereof conflicts with applicable law, that provision shall be severed and the remaining provisions shall remain enforceable.

     SECTION 10. No Part of Other Plans. The benefits provided under this Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company, a Subsidiary or an Affiliated Entity to Participant.

     SECTION 11. Participant and Award Subject to Plan. As specific consideration to the Company for the Award, Participant agrees to be bound by the terms of the Plan and this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.


                                 HELMERICH & PAYNE, INC., a Delaware corporation


                                 By:
                                    --------------------------------------------
                                                    "COMPANY"



                                 -----------------------------------------------
                                                   "PARTICIPANT"